EXHIBIT 10.1

PAGERDUTY, INC.
2019 EQUITY INCENTIVE PLAN –
PERFORMANCE STOCK UNIT GRANT NOTICE
PagerDuty, Inc. (the “Company”), pursuant to its 2019 Equity Incentive Plan (the “Plan”), hereby awards to Participant a Performance Stock Unit Award for the number of shares of the Company’s Common Stock (“Performance Stock Units”) set forth below (the “Award”). The Award is subject to all of the terms and conditions as set forth in this notice of grant (this “Performance Stock Unit Grant Notice”), and in the Plan and the Performance Stock Unit Award Agreement (including Exhibit A to the Performance Stock Unit Award Agreement), both of which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein will have the meanings set forth in the Plan or the Performance Stock Unit Award Agreement (including Exhibit A to the Performance Stock Unit Award Agreement). In the event of any conflict between the terms in this Performance Stock Unit Grant Notice or the Performance Stock Unit Award Agreement (including Exhibit A to the Performance Stock Unit Award Agreement) and the Plan, the terms of the Plan will control.

Participant:
Date of Grant:
Vesting Commencement Date:
Target Number of Performance Stock Units (“Target PSUs”):

Vesting Schedule: This Award shall vest in accordance with Section 2 of the Performance Stock Unit Agreement and Exhibit A to the Performance Stock Unit Award Agreement.
Issuance Schedule: Subject to any Capitalization Adjustment, one share of Common Stock will be issued for each Performance Stock Unit that vests at the time set forth in Section 6 of the Performance Stock Unit Award Agreement.
Additional Terms/Acknowledgments: Participant acknowledges receipt of, and understands and agrees to, this Performance Stock Unit Grant Notice, the Performance Stock Unit Award Agreement (including Exhibit A to the Performance Stock Unit Award Agreement) and the Plan. Participant further acknowledges that as of the Date of Grant, this Performance Stock Unit Grant Notice, the Performance Stock Unit Award Agreement (including Exhibit A to the Performance Stock Unit Award Agreement) and the Plan set forth the entire understanding between Participant and the Company regarding the acquisition of the Common Stock pursuant to the Award specified above and supersede all prior oral and written agreements on the terms of this Award, with the exception, if applicable, of (i) equity awards previously granted and delivered to Participant, (ii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law; and (iii) any written employment agreement or severance arrangement that would provide for vesting acceleration of this Award upon the terms and conditions set forth therein.
By accepting this Award, Participant acknowledges having received and read the Performance Stock Unit Grant Notice, the Performance Stock Unit Award Agreement (including Exhibit A to the Performance Stock Unit Award Agreement) and the Plan and agrees to all of the terms and conditions set forth in these documents. Participant consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
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PAGERDUTY, INC.		PARTICIPANT

By:		By:
	Signature		Signature

Title:		Date:

Date:

ATTACHMENTS: Performance Stock Unit Award Agreement (including Exhibit A) and 2019 Equity Incentive Plan
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ATTACHMENT I
PAGERDUTY, INC.
2019 EQUITY INCENTIVE PLAN –
PERFORMANCE STOCK UNIT AWARD AGREEMENT
Pursuant to the Performance Stock Unit Grant Notice (the “Grant Notice”) and this Performance Stock Unit Award Agreement, including Exhibit A to this Agreement, PagerDuty, Inc. (the “Company”) has awarded you (“Participant”) a Performance Stock Unit Award (the “Award”) pursuant to the Company’s 2019 Equity Incentive Plan (the “Plan”) for the number of Performance Stock Units/shares indicated in the Grant Notice. Capitalized terms not explicitly defined in this Performance Stock Unit Award Agreement or the Grant Notice will have the same meanings given to them in the Plan. The terms of your Award, in addition to those set forth in the Grant Notice, are as follows.
1.Grant of the Award. This Award represents the right to be issued on a future date one (1) share of Common Stock for each Performance Stock Unit that vests on the applicable vesting date(s) (subject to any adjustment under Section 3 below) as indicated in the Grant Notice. As of the Date of Grant, the Company will credit to a bookkeeping account maintained by the Company for your benefit (the “Account”) the number of Performance Stock Units/shares of Common Stock subject to the Award. This Award was granted in consideration of your services to the Company. Except as otherwise provided herein, you will not be required to make any payment to the Company or an Affiliate (other than services to the Company or an Affiliate) with respect to your receipt of the Award, the vesting of the Performance Stock Units or the delivery of the Company’s Common Stock to be issued in respect of the Award. Notwithstanding the foregoing, the Company reserves the right to issue you the cash equivalent of Common Stock, in part or in full satisfaction of the delivery of Common Stock upon the vesting of the Performance Stock Units, and, to the extent applicable, references in this Performance Stock Unit Award Agreement and the Grant Notice to Common Stock issuable in connection with your Performance Stock Units will include the potential issuance of its cash equivalent pursuant to such right.
2.Vesting. Subject to the limitations contained herein, your Award will vest, if at all, in accordance with the vesting schedule provided in Exhibit A to this Agreement.
3.Number of Shares. The number of Performance Stock Units subject to your Award may be adjusted from time to time for Capitalization Adjustments, as provided in the Plan. Any additional Performance Stock Units, shares, cash or other property that becomes subject to the Award pursuant to this Section 3, if any, will be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Performance Stock Units and shares covered by your Award. Notwithstanding the provisions of this Section 3, no fractional shares or rights for fractional shares of Common Stock will be created pursuant to this Section 3. Any fraction of a share will be rounded down to the nearest whole share.
4.Securities Law Compliance. You may not be issued any Common Stock under your Award unless the shares of Common Stock underlying the Performance Stock Units are either (i) then registered under the Securities Act, or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award must also comply with other applicable laws and regulations governing the Award, and you will not receive such Common Stock if the Company determines that such receipt would not be in material compliance with such laws and regulations.
5.Transfer Restrictions. Prior to the time that shares of Common Stock have been delivered to you, you may not transfer, pledge, sell or otherwise dispose of this Award or the shares issuable in respect of your Award, except as expressly provided in this Section 5. For example, you may not use shares that may be issued in respect of your Performance Stock Units as security for a loan. The
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restrictions on transfer set forth herein will lapse upon delivery to you of shares in respect of your vested Performance Stock Units.
(a)Death. Your Award is transferable by will and by the laws of descent and distribution. At your death, vesting of your Award will accelerate as provided in Exhibit A to this Agreement and your personal representative will be entitled to receive, on behalf of your estate, any Common Stock or other consideration that vested (including as a result of vesting acceleration due to your death as provided in Exhibit A to this Agreement) but was not issued before your death.
6.Date of Issuance.
(a)The issuance of shares in respect of the Performance Stock Units is intended to comply with Treasury Regulations Section 1.409A-1(b)(4) and will be construed and administered in such a manner. Subject to the satisfaction of the Withholding Obligation set forth in Section 9 of this Performance Stock Unit Award Agreement, in the event one or more Performance Stock Units vests, the Company will issue to you one (1) share of Common Stock for each Performance Stock Unit that vests on the applicable vesting date(s) (subject to any adjustment under Section 3 above, and subject to any different provisions in the Grant Notice). Each issuance date determined by this paragraph is referred to as an “Original Issuance Date”.
(b)If the Original Issuance Date falls on a date that is not a business day, delivery will instead occur on the next following business day. In addition, if:
(i)the Original Issuance Date does not occur (1) during an “open window period” applicable to you, as determined by the Company in accordance with the Company’s then-effective policy on trading in Company securities (“Insider Trading Policy”), or (2) on a date when you are otherwise permitted to sell shares of Common Stock on an established stock exchange or stock market (including but not limited to under a previously established written trading plan that meets the requirements of Rule 10b5-1 under the Exchange Act and was entered into in compliance with the Company's policies (a “10b5-1 Arrangement”)), and
(ii)either (1) the Company’s then-effective Insider Trading Policy does not permit sell to cover transactions in satisfaction of applicable Withholding Obligations, (2) a Withholding Obligation does not apply, or (3) the Company decides, prior to the Original Issuance Date, (A) not to satisfy the Withholding Obligation by withholding shares of Common Stock from the shares otherwise due, on the Original Issuance Date, to you under this Award, and (B) not to permit you to enter into a “same day sale” commitment with a broker-dealer pursuant to Section 9 of this Performance Stock Unit Award Agreement (including but not limited to a commitment under a 10b5-1 Arrangement) and (C) not to permit you to pay your Withholding Obligation in cash, then the shares that would otherwise be issued to you on the Original Issuance Date will not be delivered on such Original Issuance Date and will instead be delivered on the first business day when you are not prohibited from selling shares of the Company’s Common Stock in the open public market, but in no event later than December 31 of the calendar year in which the Original Issuance Date occurs (that is, the last day of your taxable year in which the Original Issuance Date occurs), or, if and only if permitted in a manner that complies with Treasury Regulations Section 1.409A-1(b)(4), no later than the date that is the 15th day of the third calendar month of the applicable year following the year in which the shares of Common Stock under this Award are no longer subject to a “substantial risk of forfeiture” within the meaning of Treasury Regulations Section 1.409A-1(d).
(c)The form of delivery of the shares of Common Stock in respect of your Award (e.g., a stock certificate or electronic entry evidencing such shares) will be determined by the Company.
7.Dividends. You will receive no benefit or adjustment to your Award with respect to any cash dividend, stock dividend or other distribution that does not result from a Capitalization Adjustment;
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provided, however, that this sentence will not apply with respect to any shares of Common Stock that are delivered to you in connection with your Award after such shares have been delivered to you.
8.Award Not A Service Contract.
(a)Your Continuous Service with the Company or an Affiliate is not for any specified term and may be terminated by you or by the Company or an Affiliate at any time, for any reason, with or without cause and with or without notice. Nothing in this Performance Stock Unit Award Agreement (including, but not limited to, the vesting of your Award or the issuance of the shares subject to your Award), the Plan or any covenant of good faith and fair dealing that may be found implicit in this Performance Stock Unit Award Agreement or the Plan will: (i) confer upon you any right to continue in the employ or service of, or affiliation with, the Company or an Affiliate; (ii) constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or affiliation; (iii) confer any right or benefit under this Performance Stock Unit Award Agreement or the Plan unless such right or benefit has specifically accrued under the terms of this Performance Stock Unit Award Agreement or Plan; or (iv) deprive the Company of the right to terminate you at will and without regard to any future vesting opportunity that you may have.
(b)By accepting this Award, you acknowledge and agree that the right to continue vesting in the Award is earned only by continuing as an Employee, Director or Consultant at the will of the Company or an Affiliate and that the Company has the right to reorganize, sell, spin-out or otherwise restructure one or more of its businesses or Affiliates at any time or from time to time, as it deems appropriate (a “reorganization”). You acknowledge and agree that such a reorganization could result in the termination of your Continuous Service, or the termination of Affiliate status of your employer and the loss of benefits available to you under this Performance Stock Unit Award Agreement, including but not limited to, the termination of the right to continue vesting in the Award. You further acknowledge and agree that this Performance Stock Unit Award Agreement, the Plan, the transactions contemplated hereunder and the vesting schedule set forth in Exhibit A to this Agreement or any covenant of good faith and fair dealing that may be found implicit in any of them do not constitute an express or implied promise of continued engagement as an employee or consultant for the term of this Performance Stock Unit Award Agreement, for any period, or at all, and will not interfere in any way with the Company’s right to terminate your Continuous Service at any time, with or without your cause or notice, or to conduct a reorganization.
9.Withholding Obligation.
(a)On each vesting date, and on or before the time you receive a distribution of the shares of Common Stock underlying your Performance Stock Units, and at any other time as reasonably requested by the Company in accordance with applicable tax laws, you hereby authorize any required withholding from the Common Stock issuable to you and/or otherwise agree to make adequate provision, including in cash, for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate that arise in connection with your Award (the “Withholding Obligation”).
(b)By accepting this Award, you acknowledge and agree that the Company or any Affiliate may, in its sole discretion, satisfy all or any portion of the Withholding Obligation relating to your Award by any of the following means or by a combination of such means: (i) causing you to pay any portion of the Withholding Obligation in cash; (ii) withholding from any compensation otherwise payable to you by the Company or an Affiliate; (iii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to you in connection with the Award with a Fair Market Value (measured as of the date shares of Common Stock are issued pursuant to Section 6) equal to the amount of such Withholding Obligation; provided, however, that the number of such shares of Common Stock so withheld will not exceed the amount necessary to satisfy the Withholding Obligation using the maximum
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statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income; and provided, further, that to the extent necessary to qualify for an exemption from application of Section 16(b) of the Exchange Act, if applicable, such share withholding procedure will be subject to the express prior approval of the Board or the Company’s Compensation Committee; and/or (iv) permitting or requiring you to enter into a “same day sale” commitment, if applicable, with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”), pursuant to this authorization and without further consent, whereby you irrevocably elect to sell a portion of the shares to be delivered in connection with your Performance Stock Units to satisfy the Withholding Obligation and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Withholding Obligation directly to the Company and/or its Affiliates.
(c)Unless the Withholding Obligation is satisfied, the Company will have no obligation to deliver to you any Common Stock or other consideration pursuant to this Award.
(d)In the event the Withholding Obligation arises prior to the delivery to you of Common Stock or it is determined after the delivery of Common Stock to you that the amount of the Withholding Obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.
10.Tax Consequences. The Company has no duty or obligation to minimize the tax consequences to you of this Award and will not be liable to you for any adverse tax consequences to you arising in connection with this Award. You are hereby advised to consult with your own personal tax, financial and/or legal advisors regarding the tax consequences of this Award and by signing the Grant Notice, you have agreed that you have done so or knowingly and voluntarily declined to do so. You understand that you (and not the Company) will be responsible for your own tax liability that may arise as a result of this investment or the transactions contemplated by this Performance Stock Unit Award Agreement.
11.Unsecured Obligation. Your Award is unfunded, and as a holder of a vested Award, you will be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares or other property pursuant to this Performance Stock Unit Award Agreement. You will not have voting or any other rights as a stockholder of the Company with respect to the shares to be issued pursuant to this Performance Stock Unit Award Agreement until such shares are issued to you pursuant to Section 6 of this Performance Stock Unit Award Agreement. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company. Nothing contained in this Performance Stock Unit Award Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.
12.Notices. Any notice or request required or permitted hereunder will be given in writing (including electronically) and will be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Award by electronic means or to request your consent to participate in the Plan by electronic means. By accepting this Award, you consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
13.Additional Acknowledgements. You hereby consent and acknowledge that:
(a)Receipt of the Award is voluntary and therefore you must accept the terms and conditions of this Performance Stock Unit Award Agreement and Grant Notice as a condition to receipt of this Award. This Award is voluntary and occasional and does not create any contractual or other right to receive future awards or other benefits in lieu of future awards, even if similar awards have been granted
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repeatedly in the past. All determinations with respect to any such future awards, including, but not limited to, the time or times when such awards are made, the size of such awards and performance and other conditions applied to the awards, will be at the sole discretion of the Company.
(b)The future value of your Award is unknown and cannot be predicted with certainty. You do not have, and will not assert, any claim or entitlement to compensation, indemnity or damages arising from the termination of this Award or diminution in value of this Award and you irrevocably release the Company, its Affiliates and, if applicable, your employer, if different from the Company, from any such claim that may arise.
(c)The rights and obligations of the Company under your Award will be transferable by the Company to any one or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by, the Company’s successors and assigns.
(d)You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.
(e)You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.
(f)This Performance Stock Unit Award Agreement will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
(g)All obligations of the Company under the Plan and this Performance Stock Unit Award Agreement will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and assets of the Company.
14.Clawback. Your Award (and any compensation paid or shares issued under your Award) is subject to recoupment in accordance with The Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Company and any compensation recovery policy otherwise required by applicable law. No recovery of compensation under such a clawback policy will be an event giving rise to a right to voluntarily terminate employment upon a resignation for “good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.
15.Governing Plan Document. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. Your Award (and any compensation paid or shares issued under your Award) is subject to recoupment in accordance with The Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Company and any compensation recovery policy otherwise required by applicable law. No recovery of compensation under such a clawback policy will be an event giving rise to a right to voluntarily terminate employment upon a resignation for “good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.
16.Effect on Other Employee Benefit Plans. The value of the Award subject to this Performance Stock Unit Award Agreement will not be included as compensation, earnings, salaries, or other similar terms used when calculating benefits under any employee benefit plan (other than the Plan) sponsored by the Company or any Affiliate except as such plan otherwise expressly provides. The
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Company expressly reserves its rights to amend, modify, or terminate any or all of the employee benefit plans of the Company or any Affiliate.
17.Severability. If all or any part of this Performance Stock Unit Award Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Performance Stock Unit Award Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Performance Stock Unit Award Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
18.Other Documents. You hereby acknowledge receipt or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act. In addition, you acknowledge receipt of the Company’s policy permitting certain individuals to sell shares only during certain "window" periods and the Company's Insider Trading Policy, in effect from time to time.
19.Data Privacy.
(a)You explicitly and unambiguously acknowledge and consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by and among, as applicable, your employer, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing your participation in the Plan. You understand that the Company, its Affiliates and your employer hold certain personal information about you, including, but not limited to, name, home address and telephone number, date of birth, social security number (or other identification number), salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, purchased, exercised, vested, unvested or outstanding in your favor for the purpose of implementing, managing and administering the Plan (“Data”). You understand that the Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in your country or elsewhere, in particular in the US, and that the recipient country may have different data privacy laws providing less protections of your personal data than your country. You may request a list with the names and addresses of any potential recipients of the Data by contacting as the stock plan administrator at the Company (the “Stock Plan Administrator”). You acknowledge that the recipients may receive, possess, process, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data, as may be required to a broker or other third party with whom you may elect to deposit any shares of Common Stock acquired upon the exercise of your option. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein, in any case without cost, by contacting the Stock Plan Administrator in writing.
(b)For the purposes of operating the Plan in the European Union (including the UK, if the UK leaves the European Union), the Company will collect and process information relating to you in accordance with the privacy notice from time to time in force.
20.Language and Currency. If you have received this Performance Stock Unit Award Agreement, or any other document related to this Award and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control. Neither the Company nor any Affiliate shall be liable for any exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of your Award or of any amounts due to you on the subsequent sale of any shares of Common Stock distributed to you in respect of your Award.
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21.Amendment. This Performance Stock Unit Award Agreement may not be modified, amended or terminated except by an instrument in writing, signed by you and by a duly authorized representative of the Company. Notwithstanding the foregoing, this Performance Stock Unit Award Agreement may be amended solely by the Board by a writing which specifically states that it is amending this Performance Stock Unit Award Agreement, so long as a copy of such amendment is delivered to you, and provided that, except as otherwise expressly provided in the Plan, no such amendment materially adversely affecting your rights hereunder may be made without your written consent. Without limiting the foregoing, the Board reserves the right to change, by written notice to you, the provisions of this Performance Stock Unit Award Agreement in any way it may deem necessary or advisable to carry out the purpose of the Award as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change will be applicable only to rights relating to that portion of the Award which is then subject to restrictions as provided herein.
This Performance Stock Unit Award Agreement will be deemed to be signed by the Company and the Participant upon the signing by the Participant of the Performance Stock Unit Grant Notice to which it is attached.
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